EXHIBIT 10.1
Fourth Amended and Restated Stockholder Agreement
This Fourth Amended and Restated Stockholder Agreement (“Agreement”) is made as of March 1, 2017 (“Effective Date”) by and among Autobytel Inc., a Delaware corporation (the “Company”), Auto Holdings Ltd., a British Virgin Islands business company (the “Original Restricted Stockholder”), Manatee Ventures Inc., a British Virgin Islands business company (“Manatee”), Galeb3 Inc, a Florida corporation (“Galeb3”), Matías de Tezanos (“de Tezanos”), José Vargas (“Vargas”) and the parties set forth on the signature pages hereto. The Company, the Original Restricted Stockholder, Manatee, Galeb3, de Tezanos and Vargas are referred to herein collectively as the “Original Parties.” The Original Parties and any additional parties to this Agreement are referred to herein collectively as the “Parties” and sometimes each individually as a “Party.”
Background
Pursuant to the Note and Warrant Sale Agreement dated as of April 27, 2015 by and among the Atrop, Inc., a Florida corporation (formerly Autotropolis, Inc.), IBBF Ventures, Inc. a Florida corporation (formerly Cyber Ventures, Inc.), the Original Restricted Stockholder and the Company, the Original Restricted Stockholder acquired approximately 14.25% of the Company’s outstanding Common Stock. In connection with the Note and Warrant Sale Agreement, the Original Parties entered into a Stockholder Agreement dated as of April 27, 2015 (the “Original Agreement”).
As a condition to and concurrently with the execution of that certain Agreement and Plan of Merger, dated as of October 1, 2015 (the “Merger Agreement”), by and among the Company, New Horizon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, AutoWeb, Inc., a Delaware corporation (“AutoWeb”), and José Vargas, an individual, solely in his capacity as the initial Stockholder Representative thereunder, the Original Parties amended and restated the Original Agreement as set forth in an Amended and Restated Stockholder Agreement dated as of October 1, 2015 (the “Amended and Restated Stockholder Agreement”). Pursuant to the Merger Agreement, and as a condition to receipt of the Merger Consideration (as defined in the Merger Agreement) each of the stockholders of AutoWeb being paid Merger Consideration pursuant to the Merger Agreement (each, an “AutoWeb Securityholder” and, collectively the “AutoWeb Securityholders”) executed and delivered the Amended and Restated Stockholder Agreement.
Effective as of May 26, 2010, the Company adopted a Tax Benefit Preservation Plan, which plan was amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014 (collectively the “NOL Plan”). The Board of Directors of the Company (the “Board”) adopted the NOL Plan to protect stockholder value by preserving important tax assets. The Company has generated substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 (“Section 382”) of the Internal Revenue Code (as defined below). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The NOL Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382. The NOL Plan is intended to deter any “Person” (as defined in the NOL Plan) from becoming an “Acquiring Person” (as defined in the NOL Plan) and thereby jeopardizing the Company’s Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all Affiliates (as defined below) of such Person, that becomes the “Beneficial Owner” (as defined in the NOL Plan) of 4.9% or more of the Company’s outstanding Common Stock. Under the NOL Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the NOL Plan (a “NOL Plan Exemption”) if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company. The Board does not have any obligation, implied or otherwise, to grant such an exemption.

In reliance upon the representations, warranties and obligations of the Original Restricted Stockholder under the Original Agreement, the Board granted the Original Restricted Stockholder a NOL Plan Exemption solely with respect to the Original Restricted Stockholder’s acquisition of the Derivative Securities and the Initial Restricted Securities. Further, in reliance upon the representations, warranties and obligations of the AutoWeb Securityholders under the Amended and Restated Stockholder Agreement, the Board granted the AutoWeb Securityholders a NOL Plan Exemption solely with respect to the AutoWeb Securityholders’ acquisition of the AutoWeb Restricted Securities.
On May 20, 2016, PF Auto, Inc., an AutoWeb Securityholder and a British Virgin Islands business company (“PF Auto”), distributed to its shareholders, with the consent of the Company, all of the AutoWeb Restricted Securities that it held. Concurrently with the foregoing distribution, each shareholder of PF Auto, if such shareholder was not already a party to the Amended and Restated Stockholder Agreement (the “Joining PF Auto Stockholders”), executed a joinder to the Amended and Restated Stockholder Agreement.
On September 21, 2016, the Board, contingent upon the execution of that certain Second Amended and Restated Stockholder Agreement, dated as of October 19, 2016 (the “Second Amended and Restated Stockholder Agreement”), granted under the Company’s Amended and Restated 2014 Equity Incentive Plan options to purchase 65,000 shares of Common Stock to de Tezanos and options to purchase 65,000 shares of Common Stock to Vargas in connection with de Tezanos’ and Vargas’ service to the Company as officers of the Company. Additionally, the Board authorized the Second Amended and Restated Stockholder Agreement to allow de Tezanos and Vargas, each individually, to purchase up to 100,000 shares of Common Stock in the open market; provided that any such purchases comply with the terms of the Second Amended and Restated Stockholder Agreement, the Securities Trading Policy (as defined below) and applicable Law. The Board also authorized an increase in the Restricted Stockholders’ NOL Plan Exemption for the foregoing.
On November 11, 2016, the Board, contingent upon the execution of that certain Third Amended and Restated Stockholder Agreement, dated as of November 30, 2016 (the “Third Amended and Restated Stockholder Agreement”), and the execution by IDFC of a joinder to the Second Amended and Restated Stockholder Agreement, authorized Ceiba and IDFC to purchase, in the aggregate, up to 150,829 shares of Common Stock in the open market; provided that any such purchases comply with the terms of the Third Amended and Restated Stockholder Agreement, the Securities Trading Policy and applicable Law. The Board also authorized an increase in the Restricted Stockholders’ NOL Plan Exemption for the foregoing.
On January 26, 2017, the Board, contingent upon the execution of this Agreement, granted under the Company’s Amended and Restated 2014 Equity Incentive Plan options to purchase 5,000 shares of Common Stock to Julio Gonzalez Arrivillaga in connection with his service to the Company as an employee of a subsidiary of the Company. Additionally, the Board authorized this Agreement to allow Robert J. Mylod, Jr., William Ferriolo and Julio Gonzalez Arrivillaga, each individually, to purchase up to 25,000 shares of Common Stock in the open market; provided that any such purchases comply with the terms of this Agreement, the Securities Trading Policy and applicable Law. The Board also authorized an increase in the Restricted Stockholders’ NOL Plan Exemption for all the foregoing matters and for any grant authorized by the Board, now or in the future, of options to purchase shares of Common Stock, stock appreciation rights, restricted stock, restricted stock units, and other share-based awards under any of the Company’s then-current equity incentive plans to any Restricted Stockholders in connection with such Restricted Stockholders’ service to the Company.
In consideration of the mutual promises and covenants set forth herein, the Parties hereto further agree as follows:

Article I
Definitions
As used in this Agreement, the following defined terms shall have the meanings ascribed below:
“Action or Proceeding” means any complaint, claim, demand, prosecution, indictment, action, litigation, lawsuit, arbitration, proceeding, hearing, inquiry, audit, or investigation (whether civil, criminal, judicial or administrative, and whether formal or informal, and whether public or private) made or brought by any Person or brought or heard by or before any Governmental Authority.
“Affiliate” means (i) an Affiliate as defined in the NOL Plan; and (ii) with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.
“Associate” shall be as defined in the NOL Plan.
“Automotive Field” means the automotive industry and all related products and services within the automotive industry, including without limitation, manufacturing, sales and distribution (including automotive manufacturers and dealers) of automobiles, financing of automobiles, automobile warranties, automobile insurance, automobile parts and accessories, and automobile service and repairs.
“Automotive Leads” shall mean the electronic record, whether fulfilled or delivered by online internet-based systems, SMS or similar messaging systems, telephonic systems, or any other electronic means with the combination of a consumer’s information and any vehicle information for the purpose of furthering the consumer’s interest in any service or product within the Automotive Field.
“AutoWeb Restricted Securities” means any Capital Stock acquired by any AutoWeb Securityholder in connection with the transactions contemplated by the Merger Agreement.
“Beneficial Ownership” shall be as defined in the NOL Plan.
“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Delaware are authorized or required by law to close.
“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, including any Common Stock or any series of preferred stock of the Company, but excluding any debt securities convertible into such equity.
“Ceiba” means Ceiba International Corp., a Panama business company.
“Change in Control” means with respect to any Person the first to occur of any of the following (in one transaction or a series of related transactions): (i) consummation of a sale of, directly or indirectly, all or substantially all of the Person’s assets, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Person under an employee benefit plan of the Person, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Person representing 50% or more of (A) the outstanding equity securities of the Person or (B) the combined voting power of the Person’s then outstanding securities, or (iii) the Person is party to a consummated merger or consolidation which results in the voting securities of the Person outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Person or such surviving or other entity outstanding immediately after such merger or consolidation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.
“Common Stock” means the Company’s common stock, $0.001 par value per share.
“Company Business” means the origination, sale, licensing or distribution of Automotive Leads.
“Company-Granted Restricted Securities” means any options to purchase shares of Common Stock, stock appreciation rights, restricted stock, restricted stock units, and other share-based awards under any of the Company’s then-current equity incentive plans granted and approved by the Board to any Restricted Stockholders in connection with such Restricted Stockholders’ service to the Company and any shares of Common Stock issued pursuant to the foregoing share-based awards.
“Confidential Information” means (i) Company’s trade secrets, business plans, strategies, methods and/or practices; (ii) Company’s software, technology, computer systems architecture and network configurations; (iii) any other information relating to Company that is not generally known to the public, including information about Company’s personnel, products, customers, suppliers, financial information, marketing and pricing strategies, services or future business plans; (iv) material, non-public information related to Company; and (v) any and all analyses, compilations, studies, notes or other materials prepared which contain or are based on other Confidential Information of Company.
“Consent” means any approval, consent, permission, ratification, waiver, or other authorization of any Person (including any Governmental Authority).
“Contract” means any agreement, contract, obligation, promise, note, bond, mortgage, undertaking, indenture, purchase order, sales order, instrument, lease, franchise, license, permit, understanding, arrangement, commitment or undertaking, whether written or oral, or express or implied, and in each case, including all amendments thereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“Damages” means any loss, damage, or liability (joint or several) to which a Party hereto may become subject under the Securities Act, the Exchange Act, or other foreign, federal, state or local law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state or foreign securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state or foreign securities law; provided, however, that Damages shall not include any loss, damage, or liability resulting from use of a preliminary prospectus if the loss, damage, or liability arises after the Company makes a correcting preliminary or final prospectus available, and any such loss, damage, or liability would have been avoided by delivery of such correcting preliminary or final prospectus.
“Derivative Securities” means collectively (i) that certain Convertible Subordinated Promissory Note dated as of September 16, 2010 executed by Company as maker to Atrop, Inc., and IBBF Ventures, Inc. in the original principal amount of $5 million and (ii) the Warrant to acquire shares of Common Stock issued by Company to Atrop, Inc., and IBBF Ventures, Inc. and dated as of September 16, 2010.

“Designated Restricted Stockholder Affiliates” means de Tezanos and Vargas.
“Electronic Transmission” means a communication (i) delivered by facsimile, telecommunication or electronic mail when directed to the facsimile number of record or electronic mail address of record, respectively, which the intended recipient has provided to the other party for sending notices pursuant to the Agreement and (ii) that creates a record of delivery and receipt that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.
“Encumbrance” means any mortgage, charge, claim, condition, equitable interest, community or other marital property interest, lien, option, pledge, security interest, right of first refusal, right of first option, easement, right-of-way, encroachment, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership and including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, and including any lien or charge arising by statute or other Laws or which secures the payment of a debt (including any Taxes due and payable) or the performance of an obligation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Restricted Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) a registration in which the only Company securities being registered are debt securities.
“Fair Market Value” means (i) with respect to Common Stock, the weighted average of the Market Values of the Common Stock for the thirty consecutive trading day period preceding the applicable date for the determination of the Fair Market Value, except in the case of subsection (iii) of the definition of Market Value, in which case Fair Market Value shall be Market Value determined as of the applicable date for determination of Fair Market Value and (ii) with respect to Capital Stock other than Common Stock, the weighted average of the Market Values of the Common Stock into which such Capital Stock could be converted for the thirty consecutive trading day period preceding the applicable date for the determination of the Fair Market Value, except in the case of subsection (iii) of the definition of Market Value, in which case Fair Market Value shall be Market Value determined as of the applicable date for determination of Fair Market Value.
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“Governing Documents” means (i) with respect to a corporate Person, such Person’s (1) certificate or articles of incorporation or other formation document, as amended to date, and (2) bylaws or similar document; (ii) with respect to a limited liability company Person, such Person’s (1) certificate of formation or organization or other formation document, and (2) operating or similar agreement or document; (iii) with respect to a business company Person, such Person’s memorandum and articles of association or other formation documents; or (iv) with respect to any other Person (other than a natural person), such Person’s (1) certificate of formation or organization or other formation document, and (2) operating or similar agreement or document.
“Governmental Authority” means any: (i) nation, state, county, city, town, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; (v) stock exchange or quotation service; (vi) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; (vii) arbitrator or mediator; or (viii) any official or authorized representative of any of the foregoing.

“Governmental Authorization” means any Consent, permit, license, Order or other authorization issued, granted, given, or otherwise made available by or under the authority, or any requirement, of any Governmental Authority or pursuant to any Laws, including Environmental Permits.
“Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.
“IDFC” means Investment and Development Finance Corp., a Panama business company.
“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
“Initial Restricted Securities” means the 1,475,268 shares of Common Stock issued upon the conversion and exercise, as applicable, of the Derivative Securities.
“Irrevocable Proxy” means an Irrevocable Proxy in the form of Exhibit A attached hereto.
“January 2017 Ferriolo Restricted Securities” means: (i) the options to purchase the cumulative amount of 70,000 shares of Common Stock granted to William Ferriolo by the Board on January 21, 2016, July 15, 2016 and December 15, 2016; and (ii) up to 25,000 shares of Common Stock that William Ferriolo may purchase in the open market in compliance with this Agreement, the Securities Trading Policy and applicable Law.
 “January 2017 Gonzalez Restricted Securities” means (i) the options to purchase 5,000 shares of Common Stock granted to Julio Gonzalez Arrivillaga by the Board on January 26, 2017 and any shares of Common Stock issued upon exercise of such options; and (ii) up to 25,000 shares of Common Stock that Julio Gonzalez Arrivillaga may purchase in the open market in compliance with this Agreement, the Securities Trading Policy and applicable Law.
 “January 2017 Mylod Restricted Securities” means up to 25,000 shares of Common Stock that Robert J. Mylod, Jr. may purchase in the open market in compliance with this Agreement, the Securities Trading Policy and applicable Law.
“January 2017 Restricted Securities” means any one or more of the: (i) January 2017 Ferriolo Restricted Securities; (ii) January 2017 Gonzalez Restricted Securities; and (iii) January 2017 Mylod Restricted Securities.
“Law” means any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, ordinance, principle of common law, regulation, statute, rule, treaty, permit, license, certificate, judgment, Order, decree, award or other decision or requirement of any arbitrator or Governmental Authority.
“Market Value” means, with respect to the Common Stock as of any date, (i) the closing price of the Common Stock as reported on the principal U.S. national securities exchange on which the Common Stock is listed and traded on that date, or, if there is no closing price on that date, then on the last preceding date on which a closing price was reported; (ii) if the Common Stock is not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Common Stock reported on the inter-dealer quotation system for such date, or, if there is no sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount reasonably determined by the Company to be the fair market value of the Common Stock as determined by the Company in good faith and in light of all available information.
“Non-Restricted Securities” for the purposes of this Agreement, Non-Restricted Securities are Restricted Securities for which all of the Stock Restrictions have expired or terminated.

“November 2016 Restricted Securities” means up to 150,829 shares of Common Stock that IDFC and/or Ceiba may purchase in the open market in compliance with this Agreement, the Securities Trading Policy and applicable Law.
“Order” means any judgment, decision, order, injunction, decree, award, or writ of any Governmental Authority.
“Permitted Immediate Family Member Transferee” means (i) an individual Restricted Stockholder’s Immediate Family Member, (ii) one or more trusts established solely for the benefit of the Restricted Stockholder and/or one or more of the Restricted Stockholder’s Immediate Family Members; or (iii) one or more entities that are beneficially owned solely by Restricted Stockholder and/or one or more of the Restricted Stockholder’s Immediate Family Members.
“PeopleFund” means PeopleFund, Inc., a British Virgin Islands business company, which company is directly or indirectly the beneficial owner of interests in the Original Restricted Stockholder and in AutoWeb.
“Prior Ferriolo Securities” means: (i) 25,765 shares of Common Stock; (ii) the options to purchase a cumulative amount of 209,504 shares of Common Stock granted by the Board between September 17, 2010 and April 23, 2015; (iii) 25,000 shares of Common Stock in the form of service-based restricted stock granted by the Board on April 23, 2015; and (iv) 100,000 shares of Common Stock in the form of performance-based restricted stock granted by the Board on April 23, 2015.
“Proposed Private Transfer” means a proposed Transfer in a transaction not constituting a Proposed Public Transfer.
“Proposed Private Transfer Qualified Transferee” means a transferee of Shares or Capital Stock pursuant to a Proposed Private Transfer after the end of the Stock Restrictions Period that meets the following requirements: (i) the transferee is not an Affiliate, Associate or Immediate Family Member of any Restricted Stockholder or PeopleFund; (ii) the transferee is not a competitor of Company; (iii) the transferee is not a party to or bound by any voting proxy, agreement, trust or other voting arrangement with any Restricted Stockholder, PeopleFund, or any Associate or Affiliate of any of the foregoing; (iv) the transferee is not, and will not become as a result of the transfer, the beneficial owner of 4.9% or more of Company’s outstanding Common Stock or an amount of Capital Stock that could, in any circumstance, be convertible into 4.9% or more of Company’s outstanding Common Stock; (v) the transferee provides Company a written certification confirming the foregoing requirements; and (vi) the transferee agrees to be bound by the standstill set forth in Section 8.1.
“Proposed Public Transfer” means a proposed Transfer to be implemented pursuant to (i) a Restricted Stockholder’s exercise of the registration rights as described in Article IV; or (ii) Rule 144; provided, however, that no proposed Transfer under clauses (i) or (ii) of this definition shall constitute a Proposed Public Transfer if the transaction constitutes a directed sale or a block sale to known or designated buyers or any known or designated group of buyers.
“Reply Period” means (i) ten (10) days if the Restricted Stockholder is selling 147,526 Shares or less or an amount of Capital Stock that could, in any circumstance, be convertible into 147,526 Shares, (ii) thirty (30) days if the Restricted Stockholder is selling more than 147,526 Shares but not more than 368,817 Shares or an amount of Capital Stock that could, in any circumstance, be convertible into more than 147,526 Shares but not more than 368,817 Shares, and (iii) sixty (60) days if the Restricted Stockholder is selling more than 368,817 Shares or an amount of Capital Stock that could, in any circumstance, be convertible into more than more than 368,817 Shares. For purposes of the determination of the applicable Reply Period, proposed Transfers shall be aggregated with all Transfers proposed during the six-month period preceding the most recent proposed Transfer. The foregoing Share numbers shall be adjusted proportionately in the event of a share split, combination or similar transaction of the Common Stock or Capital Stock.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents, representatives, debt and equity financing sources, and advisors (including, without limitation, financial and investment banking advisors, attorneys, consultants, counsel and accountants and any representatives of such advisors).
“Repurchase Option Event” means any Change in Control of a Restricted Stockholder.
“Restricted Securities” means (i) the Initial Restricted Securities; (ii) any other Shares that may be issued with respect to the Initial Restricted Securities by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company; (iii) the AutoWeb Restricted Securities; (iv) the September 2016 Restricted Securities; (v) the November 2016 Restricted Securities; (vi) the January 2017 Restricted Securities; (vii) the Company-Granted Restricted Securities; and (viii) any other Capital Stock that may be issued with respect to the AutoWeb Restricted Securities, the September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities, or the Company-Granted Restricted Securities by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Capital Stock), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, in each case under clauses (i), (ii), (iii), (iv), (v), (vi), (vii), or (viii), until such time as all of the Stock Restrictions expire or terminate with respect to such Shares or Capital Stock.
“Registrable Securities” means Restricted Securities (excluding the September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities and the Company-Granted Restricted Securities) that are Common Stock.
“Restricted Stockholder Director” means each director designated by the Restricted Stockholders, including the directors initially designated pursuant to Section 2.1(b)(i).
“Restricted Stockholders” means the Original Restricted Stockholders, the AutoWeb Securityholders, the Joining PF Auto Stockholders, de Tezanos, Vargas, and IDFC.
“SEC” means the Securities and Exchange Commission.
“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
“Section 382 5% Shareholder” means a “5-percent shareholder” as defined under Section 382 and the rules and regulations thereunder.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Trading Policy” means the Company’s then-current Securities Trading Policy as it may be amended from time to time and furnished or made available to de Tezanos and Vargas, including via the Company’s website and/or intranet.
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Restricted Securities in a transaction described in Article IV, and fees and disbursements of counsel for Restricted Stockholder.
“September 2016 Restricted Securities” means the September 2016 de Tezanos Restricted Securities and the September 2016 Vargas Restricted Securities.

“September 2016 de Tezanos Restricted Securities” means (i) the options to purchase 65,000 shares of Common Stock granted to de Tezanos by the Board on September 21, 2016 and any shares of Common Stock issued upon exercise of such options and (ii) up to 100,000 shares of Common Stock that de Tezanos may purchase in the open market in compliance with this Agreement, the Securities Trading Policy and applicable Law.
“September 2016 Vargas Restricted Securities” means (i) the options to purchase 65,000 shares of Common Stock granted to Vargas by the Board on September 21, 2016 and any shares of Common Stock issued upon exercise of such options and (ii) up to 100,000 shares of Common Stock that Vargas may purchase in the open market in compliance with this Agreement, the Securities Trading Policy and applicable Law.
“Shares” means all issued and outstanding shares of Common Stock that a Restricted Stockholder or any of its Affiliates or Associates are collectively deemed to Beneficially Own (as defined in the NOL Plan). In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares of capital stock into which or for which any or all of the Shares may be changed or exchanged.
“Stock Restrictions” means the securities Laws restrictions, and the transfer restrictions and obligations, voting proxy, right of first refusal and repurchase option under Articles V, VI and VII.
“Stock Restrictions Period” means the period commencing on October 1, 2015 and ending on October 1, 2017.
“Stockholder Representative” has the meaning set forth in the Merger Agreement.
“Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, occupation, sales, use, excise, severance, stamp, occupancy, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, net proceeds, transfer, withholding, social security or similar, unemployment, disability, greenmail, real and personal property (tangible and intangible), production, escheat, registration, value added, alternative or add-on minimum, estimated or other similar taxes, or other tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, imposed by any Tax Authority, together with any interest, penalties or additions to tax relating thereto, and including an obligation to indemnify or assume or otherwise succeed to or otherwise be liable for the tax liability of any other Person (including any Predecessor) as a transferee or successor or otherwise.
“Tax Authority” means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any Governmental Authority that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.
“Tax Return” means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any attachment or amendment to any of the foregoing (including any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority and any claims for refund of Taxes paid.

“Transfer” means (i) to sell, assign, lend; offer; pledge; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or Capital Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or Capital Stock or (ii) to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or this clause (ii) is to be settled by delivery of Shares, Capital Stock or other securities, in cash, or otherwise; or (iii) any Change in Control of a Restricted Stockholder.
Article II
Governance
2.1 Corporate Governance.
                        (a) Size of Board. As of October 1, 2015, the authorized number of directors on the Board was increased to nine (9) and shall be subject to increase or decrease by the Board from time-to-time, in accordance with the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company and this Agreement.
                        (b) Restricted Stockholder Directors.
            (i) As of October 1, 2015, the members of the Board shall elect and appoint two (2) persons designated by the Restricted Stockholders to the Board as Restricted Stockholder Directors; provided that if no other persons are so designated, the initial Restricted Stockholder Directors shall be de Tezanos and Vargas. Thereafter and subject to Section 2.1(b)(iii), the Restricted Stockholders shall be entitled to designate the person or persons for nomination as a Restricted Stockholder Director at each meeting of the Company’s stockholders held for the election of directors at which a Restricted Stockholder Director position is up for election.
            (ii) The Company shall cause the nomination of each Restricted Stockholder Director (to the extent that such Restricted Stockholder Director would be up for election at such time) in connection with any subsequent proxy statement or information statement pursuant to which the Company intends to solicit stockholders with respect to the election of directors and to have the Board recommend in connection with such subsequent proxy statement or information statement that the stockholders of the Company vote for the election of each Restricted Stockholder Director up for election at such time.
            (iii) If prior to the end of the term of any member of the Board that is a Restricted Stockholder Director, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled by the Restricted Stockholders with another Restricted Stockholder Director, and the Restricted Stockholders shall have the right to replace any Restricted Stockholder Director, at any time, with or without cause.
            (iv) The Restricted Stockholders hereby designate the Stockholder Representative to make any decision regarding the designation or replacement of any Restricted Stockholder Director or as otherwise required pursuant to Sections 2.1(b)(i) – (iii) above. The Restricted Stockholders hereby acknowledge and agree that the Company may rely on any such decision by the Stockholder Representative as binding on all Restricted Stockholders.

            (v) The Restricted Stockholders’ right to designate Restricted Stockholder Directors to the Board shall terminate: (A) as to both Restricted Stockholder Director seats, at such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible); and (B) as to one Restricted Stockholder Director seat, at such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 15.0% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible). Upon the occurrence of subsection (A) of the foregoing, both Restricted Stockholder Directors shall immediately tender their resignations to the Board. Upon the occurrence of subsection (B) in the foregoing, the Restricted Stockholder Director that was appointed to the director class that was most recently voted upon for election by the stockholders of the Company shall immediately tender his or her resignation to the Board.
                        (c) Additional Independent Director. As of October 1, 2015, the members of the Board appointed Robert J. Mylod to the Board.
                        (d) Governance Standards. The nomination, appointment and election of any Restricted Stockholder Director or of any additional directors shall be subject to all legal requirements and the Company’s governance standards regarding service as a director of the Company and to the approval of the Corporate Governance and Nominations Committee of the Board.
2.2 Intentionally Omitted.
2.3 Intentionally Omitted.
2.4 Grant of NOL Plan Exemptions
                        (a) Exemption for the Derivative Securities and the Initial Restricted Securities. Subject to and in reliance upon the representations, warranties and obligations of the Original Restricted Stockholder under the Original Agreement, the Board granted the Original Restricted Stockholder a NOL Plan Exemption solely with respect to the Original Restricted Stockholder’s acquisition of the Derivative Securities and the Initial Restricted Securities. As long as the Original Restricted Stockholder remains in full compliance with this Agreement, the Company shall maintain the NOL Plan Exemption in effect with respect to the Initial Restricted Securities. This NOL Plan Exemption is not applicable to the acquisition of Beneficial Ownership of any other or additional Shares or Capital Stock by the Original Restricted Stockholder or any of its Affiliates or Associates.
                       (b) Exemption for the AutoWeb Restricted Securities. Subject to and in reliance upon the representations, warranties and obligations of the applicable AutoWeb Securityholder(s) and the Original Restricted Stockholder under the Amended and Restated Stockholder Agreement, the Board granted such AutoWeb Securityholders and the Original Restricted Stockholder a NOL Plan Exemption solely with respect to such AutoWeb Securityholders’ acquisition of the AutoWeb Restricted Securities. As long as each of such AutoWeb Securityholders and the Original Restricted Stockholder remain in full compliance with this Agreement, the Company shall maintain the NOL Plan Exemption in effect with respect to the AutoWeb Restricted Securities. This NOL Plan Exemption, without the express written approval of the Company in each such case, is not applicable to the acquisition of Beneficial Ownership of any other or additional Shares or Capital Stock by the Original Restricted Stockholder or any AutoWeb Securityholders or any of their respective Affiliates or Associates.

                        (c) Exemption for the September 2016 Restricted Securities. Subject to and in reliance upon the representations, warranties and obligations of the Restricted Stockholders under this Agreement, the Board has granted the Restricted Stockholders a NOL Plan Exemption solely with respect to de Tezanos’ and Vargas’ acquisition of the September 2016 de Tezanos Restricted Securities and the September 2016 Vargas Restricted Securities, as applicable. As long as the Restricted Stockholders remain in full compliance with this Agreement, the Company shall maintain the NOL Plan Exemption in effect with respect to the September 2016 Restricted Securities. This NOL Plan Exemption, without the express written approval of the Company in each such case, is not applicable to the acquisition of Beneficial Ownership of any other or additional Shares or Capital Stock by any Restricted Stockholder or any of their respective Affiliates or Associates.
                        (d) Exemption for the November 2016 Restricted Securities. Subject to and in reliance upon the representations, warranties and obligations of the Restricted Stockholders under this Agreement, the Board has granted the Restricted Stockholders a NOL Plan Exemption solely with respect to IDFC’s and Ceiba’s acquisition of the November 2016 Restricted Securities. As long as the Restricted Stockholders remain in full compliance with this Agreement, the Company shall maintain the NOL Plan Exemption in effect with respect to the November 2016 Restricted Securities. This NOL Plan Exemption, without the express written approval of the Company in each such case, is not applicable to the acquisition of Beneficial Ownership of any other or additional Shares or Capital Stock by any Restricted Stockholder or any of their respective Affiliates or Associates.
                        (e) Exemption for the January 2017 Restricted Securities and the Company-Granted Restricted Securities. Subject to and in reliance upon the representations, warranties and obligations of the Restricted Stockholders under this Agreement, the Board has granted the Restricted Stockholders a NOL Plan Exemption solely with respect to the Restricted Stockholders’ acquisition of the January 2017 Restricted Securities and the Company-Granted Restricted Securities. As long as the Restricted Stockholders remain in full compliance with this Agreement, the Company shall maintain the NOL Plan Exemption in effect with respect to the January 2017 Restricted Securities and the Company-Granted Restricted Securities. This NOL Plan Exemption, without the express written approval of the Company in each such case, is not applicable to the acquisition of Beneficial Ownership of any other or additional Shares or Capital Stock by any Restricted Stockholder or any of their respective Affiliates or Associates.
2.5 Governmental Filings. Upon request by Company, each Restricted Stockholder and its Affiliates and Associates shall cooperate with Company and furnish to Company such information regarding such Restricted Stockholder and its Affiliates and Associates, including information regarding the beneficial ownership of such Restricted Stockholder and its Affiliates and Associates.
2.6 Legends.
                        (a) The Initial Restricted Securities and the AutoWeb Securities shall be subject to and bear the legends set forth below together with (i) any other legends required by the securities laws of any state or other jurisdiction to the extent such laws are applicable to the Restricted Securities; and (ii) such other legends and restrictions as are applicable to the Capital Stock generally.
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE ANY UNCERTAINTY OR DISAGREEMENT BETWEEN THE COMPANY AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY THE HOLDER AND REASONABLY SATISFACTORY TO THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO COMPANY TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.”

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT DATED AS OF OCTOBER 1, 2015, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT AMENDED AND RESTATED STOCKHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, STANDSTILL PROVISIONS AND VOTING ARRANGEMENTS, INCLUDING AN IRREVOCABLE PROXY, SET FORTH THEREIN.”
                        (b) In addition to any legends pursuant to Section 2.6(a), Restricted Securities acquired pursuant to the Merger Agreement also shall be subject to and bear the legend set forth below:
THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF AN AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 1, 2015 (“MERGER AGREEMENT”) AND ARE SUBJECT TO VARIOUS RIGHTS OF OFFSET BY THE COMPANY UNDER THE MERGER AGREEMENT.
                        (c) The September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities and the Company-Granted Securities shall be subject to and bear the legend set forth below together with (i) any other legends required by the securities laws of any state or other jurisdiction to the extent such laws are applicable to the Restricted Securities; and (ii) such other legends and restrictions as are applicable to the Capital Stock generally. Further, in order to ensure the required legends are borne on the September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities and the Company-Granted Restricted Securities, the applicable Restricted Stockholder is required to hold all applicable Restricted Securities directly in such Restricted Stockholder’s name, hold all applicable Restricted Securities at an account at Company’s transfer agent of record, or take other actions as may be required in order to permit Company’s transfer agent of record to denote the Restricted Securities as Restricted Securities under this Agreement.
“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A FOURTH AMENDED AND RESTATED STOCKHOLDER AGREEMENT DATED AS OF MARCH 1, 2017, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT FOURTH AMENDED AND RESTATED STOCKHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, STANDSTILL PROVISIONS AND VOTING ARRANGEMENTS, INCLUDING AN IRREVOCABLE PROXY, SET FORTH THEREIN.”
2.7 Stop Transfer Instructions. So long as Restricted Securities remain subject to the Stock Restrictions and other provisions of this Agreement, Company may maintain appropriate “stop transfer” orders with respect to such securities represented thereby on its books and records and with its transfer agent.

Article III
Representations and Warranties of Parties
3.1 Representations and Warranties of Restricted Stockholder. Each Restricted Stockholder hereby represents and warrants to Company as follows:
                        (a) Organization and Good Standing. Such Restricted Stockholder is, as applicable, (i) an entity, duly formed and organized, validly existing, and in good standing under the Laws of its jurisdiction of domicile or (ii) a natural person.
                        (b) Power and Authorization. Such Restricted Stockholder has the requisite power and lawful authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by such Restricted Stockholder of this Agreement and the consummation by such Restricted Stockholder of the transactions contemplated by this Agreement have been duly and properly authorized in accordance with applicable Laws, and no other action, entity or otherwise, on the part of such Restricted Stockholder or any other Person is necessary to authorize the execution, delivery, and performance by such Restricted Stockholder of this Agreement.
                        (c) Execution and Performance of Agreement; Validity and Binding Nature. This Agreement has been duly executed and delivered by such Restricted Stockholder and constitutes the legal, valid, and binding obligations of such Restricted Stockholder, enforceable against such Restricted Stockholder in accordance with its terms, except (i) to the extent that such enforceability is limited by (1) bankruptcy, receivership, moratorium, conservatorship, insolvency, fraudulent conveyance, reorganization Laws or other Laws of general application affecting the rights of creditors generally, or (2) Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (ii) that the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.
                        (d) No Conflicts/Consents. The execution, delivery and performance of this Agreement by such Restricted Stockholder does not and will not (with or without the passage of time or the giving of notice): (i) violate or conflict with any provision of such Restricted Stockholder’s Governing Documents, if applicable, or any Laws to which such Restricted Stockholder or its business, assets or properties are subject or bound; (ii) violate or conflict with, result in a breach of any provision of, or constitute a default, or otherwise cause any loss of any benefit under any material Contract or other material obligation to which such Restricted Stockholder is a party or by which any of its business, assets or properties are subject or bound; (iii) result in the termination or cancellation of any material Contract to which such Restricted Stockholder is a party or by which any of its assets or properties are subject or bound; (iv) give any Governmental Authority or other Person the right to challenge this Agreement or any aspect of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Law to which such Restricted Stockholder, or any of its business, assets or properties may be subject or bound; (v) require any Governmental Authorization, Consent or registration, notification, filing and/or declaration with, or requirement of, any Governmental Authority or other Person; (vi) result in, require, or permit the creation or imposition of any Encumbrance upon or with respect to any of the Restricted Securities; or (vii) cause Company or any of its Affiliates to become subject to, or to become liable for the payment of, any Tax.
                        (e) Intentionally Omitted.
                        (f) Actions or Proceedings. There is no Action or Proceeding pending, or to the knowledge of Restricted Stockholder, threatened with respect to Restricted Stockholder’s ownership of the Restricted Securities, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by Restricted Stockholder of its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

                        (g) Beneficial Ownership. Other than with respect to: (i) the Derivative Securities and the Initial Restricted Securities acquired in connection with the Original Agreement, (ii) the AutoWeb Restricted Securities, (iii) the Prior Ferriolo Securities, (iv) the September 2016 Restricted Securities, and (v) the November 2016 Restricted Securities, prior to the meeting of the Board on January 26, 2017, such Restricted Stockholder Beneficially Owned no shares of Common Stock or Capital Stock. Following the meeting of the Board on January 26, 2017, the Restricted Securities are and will be the only Shares, or options to purchase Shares, Beneficially Owned by the Restricted Stockholders together with their Affiliates and Associates.
                        (h) Purchase Entirely for Own Account. The Restricted Securities acquired pursuant to the Merger Agreement are being acquired by such Restricted Stockholder for investment for Restricted Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Restricted Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the Restricted Securities. Such Restricted Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Restricted Securities.
                        (i) Disclosure of Information and Due Diligence. In addition to reviewing Company’s public filings under the Exchange Act and Securities Act, such Restricted Stockholder and each Affiliate or Associate thereof has had full opportunity to discuss the Company’s business, management, financial condition and results of operation, and affairs with Company’s management, review such Contracts and other documents as deemed warranted by such Restricted Stockholder or any Affiliate or Associate thereof and to conduct such other due diligence as such Restricted Stockholder or any Affiliate or Associate thereof has deemed warranted and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Restricted Securities.
                        (j) Accredited Investors. Such Restricted Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
                        (k) Foreign Investor. To the extent such Restricted Stockholder is not a United States person (as defined by Section 7701(a)(30) of the Code), such Restricted Stockholder has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with its acquisition of the Restricted Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Restricted Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other Consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Restricted Securities. Such Restricted Stockholder’s subscription and payment for and continued Beneficial Ownership of the Restricted Securities will not violate any applicable securities or other laws of such Restricted Stockholder’s jurisdiction.
                        (l) Purchase Entirely for Own Account (September 2016). The September 2016 Restricted Securities acquired by de Tezanos and Vargas, as applicable, following the meeting of the Board on September 21, 2016 are being acquired by such Restricted Stockholder for investment for Restricted Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Restricted Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the September 2016 Restricted Securities. Such Restricted Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the September 2016 Restricted Securities.
                        (m) Purchase Entirely for Own Account (November 2016). The November 2016 Restricted Securities acquired by IDFC and Ceiba, as applicable, following the meeting of the Board on November 11, 2016 are being acquired by such Restricted Stockholder for investment for Restricted Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Restricted Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the November 2016 Restricted Securities. Such Restricted Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the November 2016 Restricted Securities.

                        (n) Purchase Entirely for Own Account (January 2017). The January 2017 Restricted Securities and the Company-Granted Restricted Securities acquired by any applicable Restricted Stockholder, following the meeting of the Board on January 26, 2017 are being acquired by such Restricted Stockholder for investment for Restricted Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Restricted Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the January 2017 Restricted Securities or the Company-Granted Restricted Securities. Such Restricted Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the January 2017 Restricted Securities or the Company-Granted Restricted Securities.
3.2 Representations and Warranties of Company. Company hereby represents and warrants to the Restricted Stockholders as follows:
                        (a) Organization and Good Standing. Company is a corporation duly formed and organized, validly existing, and in good standing under the Laws of the State of Delaware.
                        (b) Power and Authorization. Company has the requisite power and lawful authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Company of this Agreement and the consummation by Company of the transactions contemplated by this Agreement have been duly and properly authorized in accordance with applicable Laws, and no other action, entity or otherwise, on the part of Company or any other Person is necessary to authorize the execution, delivery, and performance by Company of this Agreement.
                        (c) Execution and Performance of Agreement; Validity and Binding Nature. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid, and binding obligations of Company, enforceable against Company in accordance with its terms, except (i) to the extent that such enforceability is limited by (1) bankruptcy, receivership, moratorium, conservatorship, insolvency, fraudulent conveyance, reorganization Laws or other Laws of general application affecting the rights of creditors generally, or (2) Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (ii) that the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.
                        (d) No Conflicts/Consents. The execution, delivery and performance of this Agreement by Company will not (with or without the passage of time or the giving of notice): (i) violate or conflict with any provision of Company’s Governing Documents or any Laws to which Company or its business, assets or properties are subject or bound; (ii) violate or conflict with, result in a breach of any provision of, or constitute a default, or otherwise cause any loss of any benefit under any material Contract or other obligation to which Company is a party or by which any of its business, assets or properties are subject or bound; (iii) result in the termination or cancellation of any material Contract to which Company is a party or by which any of its assets or properties are subject or bound; (iv) give any Governmental Authority or other Person the right to challenge this Agreement or any aspect of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Law to which Company, or any of its business, assets or properties may be subject or bound; (v) require any Governmental Authorization, Consent or registration, notification, filing and/or declaration with, or requirement of, any Governmental Authority or other Person; (vi) result in, require, or permit the creation or imposition of any Encumbrance upon or with respect to any of the Restricted Securities; or (vii) cause Company or any of its Affiliates to become subject to, or to become liable for the payment of, any Tax.
                        (e) Actions or Proceedings. There is no Action or Proceeding pending, or to the knowledge of Company, threatened with respect to Restricted Stockholder’s ownership of the Restricted Securities, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by Company of its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

Article IV
Registration Rights
The Restricted Stockholders are granted the following registration rights after October 1, 2018 with regard to Registrable Securities held by the Restricted Stockholders.
4.1 Demand Registration.
                        (a) If at any time the Company is eligible to use a Form S-3 registration statement, the Company receives a request in writing from one or more Restricted Stockholders (“Requesting Restricted Stockholders”) that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities held by the Requesting Restricted Stockholders having an anticipated aggregate offering price, net of Selling Expenses, of at least five million dollars ($5,000,000.00) (a “Demand Registration Request”), then the Company shall as soon as practicable, and in any event within ninety (90) days after the date the Demand Registration Request is received by the Company, file a Form S-3 registration statement under the Securities Act covering all Restricted Securities requested to be included in such registration by the Requesting Restricted Stockholders, subject to the limitations of Section 4.1(b), 4.1(c), and Section 4.3. The Company shall use reasonable best efforts to cause such Form S-3 registration statement to be declared effective by the SEC as soon as practicable after filing. Any registration requested by any Restricted Stockholder pursuant to this Section 4.1 is referred to in this Agreement as a “Demand Registration.”
                        (b) Notwithstanding the foregoing obligations, if the Company furnishes to the applicable Requesting Restricted Stockholders a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the Demand Registration Request; provided, however, that the Company may not invoke this right more than once with respect to any given Requesting Restricted Stockholders in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.
                        (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 4.1(a) (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected a registration pursuant to Section 4.1(a) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 4.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Requesting Restricted Stockholders withdraw their request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to this Section 4.1 as provided in Section 4.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 4.1(c).
                        (d) The Restricted Stockholders as a group shall only be entitled to two (2) Demand Registrations under this Section 4.1.
                        (e) Promptly after receipt of any Demand Registration Request, the Company shall give written notice of such request to all other Restricted Stockholders. Upon the request in writing of a Restricted Stockholder given within twenty (20) days after such notice is given by the Company, the Company shall use, subject to the provisions of Section 4.3, its commercially reasonable efforts to register, in accordance with the provisions of this Agreement, all the Registrable Securities that have been properly requested to be registered in such Demand Registration.

4.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Restricted Stockholders) any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Restricted Stockholder notice of such registration. Upon the request in writing of a Restricted Stockholder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 4.3, cause to be registered all of the Registrable Securities that such Restricted Stockholder has properly requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 before the effective date of such registration, whether or not any Restricted Stockholder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 4.6.
4.3 Underwriting Requirements.
                        (a) If, pursuant to Section 4.1, the Requesting Restricted Stockholders intend to distribute Registrable Securities covered by the Demand Registration Request by means of an underwriting, the Requesting Restricted Stockholders shall so advise the Company as a part of the Demand Registration Request. The underwriter(s) will be selected by the Requesting Restricted Stockholders subject to the reasonable approval of Company. In such event, the right of any Restricted Stockholders to include its Registrable Securities in such registration shall be conditioned upon the Restricted Stockholder’s participation in such underwriting and the inclusion of the Restricted Stockholder’s Registrable Securities in the underwriting to the extent provided herein. The Requesting Restricted Stockholders (and any other Restricted Stockholders participating in the Demand Registration pursuant to Section 4.1(e) (the Requesting Restricted Stockholders and such additional Restricted Stockholders participating in the Demand Registration are collectively referred to herein as “Participating Restricted Stockholders”)) shall (together with the Company as provided in Section 4.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 4.3, if the managing underwriter(s) advise(s) the Participating Restricted Stockholders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be reduced to the number of Registrable Securities determined by the managing underwriter(s), which securities will be so included in the following order of priority: (i) first, all Registrable Securities of the Requesting Restricted Stockholders, (ii) second, all Registrable Securities of any other Participating Restricted Stockholder, pro rata on the basis of the aggregate number of Registrable Securities owned by each such Person, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
                        (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 4.2, the Company shall not be required to include any Registrable Securities of any Restricted Stockholder in such underwriting unless such Restricted Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the managing underwriter(s) determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be reduced to the number determined by the managing underwriter(s). Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or, subject to Section 4.11, cutback proportionately with Third Party Registrable Securities (as defined in Section 4.11) requested to be registered. For purposes of the provision in this Section 4.3(b) concerning apportionment, for any Participating Restricted Stockholder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Participating Restricted Stockholder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single Participating Restricted Stockholder,” and any pro rata reduction with respect to such Participating Restricted Stockholder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such Participating Restricted Stockholder.

                        (c) For purposes of Section 4.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 4.3(b), fewer than fifty percent (50%) of the total number of Registrable Securities that the Requesting Restricted Stockholders have requested to be included in such registration statement are actually included.
4.4 Obligations of the Company. Whenever required under this Article IV to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
                        (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Participating Restricted Stockholders, keep such registration statement effective for a period of at least one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Participating Restricted Stockholders refrain, at the request of an underwriter of securities of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
                        (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
                        (c) furnish to the Participating Restricted Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Participating Restricted Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities;
                        (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by any Participating Restricted Stockholder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                        (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
                        (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
                        (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
                         (h) promptly make available for inspection by the Participating Restricted Stockholders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Participating Restricted Stockholders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

                        (i) notify the Participating Restricted Stockholders, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
                        (j) after such registration statement becomes effective, notify the Participating Restricted Stockholders of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
4.5 Furnish Information. It shall be a condition precedent to the obligations of Company to take any action pursuant to this Article IV with respect to the Registrable Securities of any Restricted Stockholder that the Restricted Stockholder shall furnish to the Company such information regarding the Restricted Stockholder, the Registrable Securities held by the Restricted Stockholder, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Restricted Stockholder’s Registrable Securities.
4.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, including without limitation, those expenses for filings, or qualifications pursuant to Article IV, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and expenses of compliance with securities laws or blue sky laws; and fees and disbursements of counsel for Company shall be borne and paid by Company; provided, however, that Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.1 if the registration request is subsequently withdrawn at the request of the Participating Restricted Stockholders (in which case the Participating Restricted Stockholders shall bear such expenses), unless the Participating Restricted Stockholders agree to forfeit the right to one (1) registration pursuant to Section 4.1, as the case may be; provided further that if, at the time of such withdrawal, the Participating Restricted Stockholders have learned of a material adverse change in the condition, business, or prospects of Company from that known to the Participating Restricted Stockholders at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then the Participating Restricted Stockholders shall not be required to pay any of such expenses and shall not forfeit the right to one (1) registration pursuant to Section 4.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Article IV shall be borne and paid by the Participating Restricted Stockholders.
4.7 Delay of Registration. No Restricted Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.
4.8 Indemnification. If any Registrable Securities are included in a registration statement under this Article IV:
                        (a) To the maximum extent permitted by applicable Law, Company will indemnify and hold harmless the Participating Restricted Stockholders, and the Affiliates, Associates, partners, members, officers, directors, and stockholders of the Participating Restricted Stockholders; legal counsel and accountants for the Participating Restricted Stockholders; any underwriter (as defined in the Securities Act) for the Participating Restricted Stockholders; and each Person, if any, who controls the Participating Restricted Stockholders or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Company will pay to each such Participating Restricted Stockholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Action or Proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such Action or Proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Participating Restricted Stockholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

                        (b) To the extent permitted by applicable Law, each Participating Restricted Stockholder, severally and not jointly, will indemnify and hold harmless Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Company within the meaning of the Securities Act, legal counsel and accountants for Company, any underwriter (as defined in the Securities Act), any other Person selling securities in such registration statement, and any controlling Person of any such underwriter or other selling Person, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Participating Restricted Stockholder expressly for use in connection with such registration; and such Participating Restricted Stockholder will pay to Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Participating Restricted Stockholder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 4.8(b) exceed the proceeds from the offering received by such Participating Restricted Stockholder (net of any Selling Expenses paid by such Participating Restricted Stockholder), except in the case of fraud or willful misconduct by such Participating Restricted Stockholder.
                        (c) Promptly after receipt by an indemnified party under this Section 4.8 of notice of the commencement of any Action or Proceeding (including any governmental Action or Proceeding) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such Action or Proceeding and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. Failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, to the extent that such failure does not materially prejudice the indemnifying party’s ability to defend such action.
                        (d) Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of Company and the Participating Restricted Stockholders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

                        (e) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) each Participating Restricted Stockholder will not be required to contribute any amount in excess of the public offering price of all Registrable Securities offered and sold by such Participating Restricted Stockholder pursuant to such registration statement except in the case of willful misconduct or fraud, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall such Participating Restricted Stockholder’s liability pursuant to this Section 4.8(e), when combined with the amounts paid or payable by such Participating Restricted Stockholder pursuant to Section 4.8(b), exceed the proceeds from the offering received by such Participating Restricted Stockholder (net of any Selling Expenses paid by such Participating Restricted Stockholder), except in the case of willful misconduct or fraud by such Participating Restricted Stockholder.
                        (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
                        (g) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Company and the Restricted Stockholders under this Section 4.8 shall survive the completion of any offering of Registrable Securities in a registration under this Article IV, and otherwise shall survive the termination of this Agreement.
4.9 Reports Under Exchange Act. With a view to making available to the Restricted Stockholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Restricted Stockholders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
                        (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;
                        (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
                        (c) furnish to any Restricted Stockholder, so long as such Restricted Stockholder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after Company so qualifies); (ii) a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed by Company; and (iii) such other information as may be reasonably requested in availing such Restricted Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after Company so qualifies to use such form).

4.10 “Market Stand-off” Agreement. Each Restricted Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to a registration of equity securities of the Company under the Securities Act and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed (x) one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter(s) for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), Transfer any Shares or Capital Stock held immediately before the effective date of the registration statement for such offering. The foregoing provisions of this Section 4.10 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Restricted Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4.10 or that are necessary to give further effect thereto.
4.11 Addition of Third Party Registrable Securities. Notwithstanding any other provision of this Article IV, in the event the Company grants to any third parties any rights to register their securities under the Securities Act (“Third Party Registrable Securities”), such rights may be granted by the Company on a pari passu basis with the rights granted to the Restricted Stockholders under this Agreement. Any such Third Party Registrable Securities may be included in any registration statement in which Registrable Securities are included on the same terms and conditions as set forth in this Article IV as if the Third Party Registrable Securities were Registrable Securities and the holders of the Third Party Registrable Securities were Restricted Stockholders, subject to customary provisions for pro rata participation, allocations and cutbacks of securities included any such registrations. Upon request by the Company, the Parties shall amend this Article IV to provide for such combined participation by holders of Third Party Registrable Securities or terminate the provisions of this Article IV and enter into a separate agreement providing for such combined participation.
4.12 Termination of Registration Rights. No Restricted Stockholder shall be entitled to exercise any right provided for in this Article IV after the earlier of (i) October 1, 2020; and (ii) such time as all Registrable Securities held by such Restricted Stockholder, together with its Affiliates, may be sold in a three (3)-month period without registration pursuant to SEC Rule 144, subject to the volume limitations contained in such rule. The registration rights granted to the Restricted Stockholders under this Article IV are personal to each Restricted Stockholder and may not be transferred or assigned to any subsequent holder of Registrable Securities, except that a permitted transferee of Registrable Securities that becomes a party to this Agreement as an additional Restricted Stockholder in accordance with Section 5.6 will be entitled to the registration rights under this Article IV with all other Restricted Stockholders (and other third parties holding registration rights as provided in Section 4.11), subject to customary provisions for pro rata participation, allocations and cutbacks of securities included any such registrations. Each Restricted Stockholder acknowledges that any request for registration under the Securities Act pursuant to this Agreement shall give rise to the right of first refusal set forth in Section 5.3, to the extent such right has not been previously terminated.

Article V
Transfer Restrictions
5.1 Restriction Under Securities Laws.
                        (a) Each Restricted Stockholder understands that Restricted Securities (excluding the September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities, and the Company-Granted Restricted Securities) have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Restricted Stockholder’s representations and warranties made to Company. Each Restricted Stockholder understands that the Restricted Securities (excluding the September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities, and the Company-Granted Restricted Securities) are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, each Restricted Stockholder must hold the Restricted Securities (excluding the September 2016 Restricted Securities, the November 2016 Restricted Securities, the January 2017 Restricted Securities, and the Company-Granted Restricted Securities) indefinitely unless they are registered with the SEC and qualified by state authorities or an exemption from such registration and qualification requirements is available. Each Restricted Stockholder acknowledges that Company has no obligation to register or qualify the Restricted Securities for resale except as set forth in this Agreement. Each Restricted Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Restricted Securities, and on requirements relating to Company which are outside of the Restricted Stockholder’s or the Company’s control, and which Company is under no obligation and may not be able to satisfy.
                        (b) Before any proposed Transfer of any Restricted Securities by any Restricted Stockholder to a permitted purchaser, pledgee, assignee or transferee, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, such Restricted Stockholder shall give notice to Company of such Restricted Stockholder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail. If at the time of the proposed Transfer of Restricted Securities no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, such Restricted Stockholder hereby agrees that it will not Transfer all or any part of the Restricted Securities unless there shall be available exemptions from such registration requirements. Should there be any uncertainty or disagreement between Company and such Restricted Stockholder as to the availability of such exemptions, then such Restricted Stockholder shall be required to deliver to Company an opinion of counsel (skilled in securities matters, selected by such Restricted Stockholder and reasonably satisfactory to Company) in form and substance satisfactory to Company to the effect that such Transfer is in compliance with an available exemption under the Securities Act and other applicable securities laws.
                        (c) In addition to the other restrictions set forth in this Article V, Restricted Securities may only be acquired or Transferred by a Restricted Stockholder in compliance with the Securities Trading Policy generally applicable to officers and directors of the Company. The September 2016 Restricted Securities, the November 2016 Restricted Securities and the January 2017 Restricted Securities may be purchased by Ceiba, IDFC, de Tezanos, Vargas, William Ferriolo, Julio Gonzalez Arrivillaga, and Robert J. Mylod, Jr., as applicable, so long as such purchases comply with the Securities Trading Policy, this Agreement and applicable Law.

                        (d) Each Restricted Stockholder acknowledges that the United States securities Laws prohibit any person or entity from: (i) purchasing or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security, or (ii) tipping material nonpublic information in breach of such a fiduciary duty or other relationship. In addition, each Restricted Stockholder acknowledges that such Restricted Stockholder and any Affiliates of such Restricted Stockholder may be deemed “affiliates” of Company under applicable securities Laws, and if so, such Restricted Stockholder will be subject to additional restrictions on Transfers under applicable securities Laws by reason of such Restricted Stockholder’s status as an “affiliate” of the Company, which, among other things, may result in such Restricted Stockholder being deemed to be an underwriter or in possession of material, non-public information of Company. Each Restricted Stockholder agrees that it will not: (i) purchase or sell any security of Company while in possession of, or on the basis of, material, nonpublic information about those securities or Company (other than in connection with any purchase of Company securities direct from the Company with the consent of the Company), or (ii) tip material nonpublic information about the Company’s securities or Company in violation of the United States securities Laws. Each Restricted Stockholder further agrees to comply with all applicable securities Laws in connection with (i) any Transfers of Restricted Securities that are otherwise permitted under this Article V and (ii) any acquisitions of Restricted Securities.
5.2 No Transfers During Stock Restrictions Period.
                        (a) No Restricted Stockholder shall, without the prior written consent of the Company, Transfer any Restricted Securities to any Person during the Stock Restrictions Period; provided, however, that Transfers to Permitted Immediate Family Member Transferees shall be permitted during the Stock Restrictions Period, subject to compliance with the other provisions of this Article V except for Section 5.3.
                        (b) The restriction on Transfers set forth in Section 5.2(a) shall terminate upon the expiration of the Stock Restrictions Period.
5.3 Right of First Refusal.
                        (a) Prior to any intended Transfer of any Restricted Securities that is otherwise permitted by the provisions of this Article V, a Restricted Stockholder shall first give written notice (“Offer Notice”) to Company specifying (i) such Restricted Stockholder’s bona fide intention to sell or otherwise transfer such Restricted Securities, (ii) the name and address of the proposed purchaser(s) or transferee(s) and their beneficial owners (if different from the proposed purchaser(s) or transferee(s), (iii) the number of Restricted Securities the Restricted Stockholder proposes to sell (“Offered Securities”), (iv) the price for which such Restricted Stockholder proposes to sell the Offered Securities, and (v) all other material terms and conditions of the proposed sale or other transfer. Notwithstanding the foregoing, if such Restricted Stockholder proposes to Transfer Restricted Securities pursuant to a Proposed Public Transfer, the name, address and price of the Offered Securities may not be applicable or available. In case of a Proposed Public Transfer under Rule 144, the Offer Notice shall include only the information specified in items (i), (iii) and (v) above, and in the case of a demand pursuant to Section 4.1 or request for registration pursuant to Section 4.2 such Restricted Stockholder’s demand or request will constitute its Offer Notice. In the case of any Proposed Public Transfer, the purchase price for purposes of this Section 5.3 will be the volume-weighted average closing price of the Common Stock (or the volume-weighted average closing price of the amount of Common Stock into which the Capital Stock is convertible) over the thirty 30 days preceding Restricted Stockholder’s delivery of the Offer Notice.

                        (b) Within the applicable Reply Period after receipt of the Offer Notice, Company or its nominee(s) may elect to purchase all (but not less than all) of the Offered Securities at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (“Acceptance Notice”) to such Restricted Stockholder. Within fifteen (15) days after delivery of the Acceptance Notice to such Restricted Stockholder, Company and/or its nominee(s) shall deliver a check or wire transfer (or, at the discretion of Company, such other form of consideration set forth in the Offer Notice) in the amount of the purchase price of the Offered Securities to be purchased pursuant to this Section 5.3, against delivery by such Restricted Stockholder of a certificate or certificates representing the Offered Securities (or book-entry account transfer instructions) to be purchased, duly endorsed for transfer to Company or such nominee(s), as the case may be. If Company and/or its nominee(s) do not elect to purchase the Offered Securities, such Restricted Stockholder shall be entitled to sell the Offered Securities to the purchaser(s) named in the Offer Notice or in accordance with the Proposed Public Transfer at the price specified in the Offer Notice or at a higher price and substantially on the same terms and conditions set forth in the Offer Notice, provided, however, that a private sale or a Proposed Public Transfer under Rule 144 must be consummated within sixty (60) days from the date of the earlier of (i) expiration of the applicable Reply Period for the Offer Notice and (ii) if applicable, the Company’s election not to exercise its right of first refusal, and any proposed sale after such sixty (60) day period may be made only by again complying with the procedures set forth in this Section 5.3; and provided, further, that a Proposed Public Transfer under Section 4.1 or 4.2 herein shall be conducted in accordance with the terms described in Article IV, and shall not be subject to the above sixty-day limitation.
                        (c) The right of first refusal set forth in this Section 5.3 shall terminate upon the later of (i) the expiration of the Stock Restrictions Period; and (ii) such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible).
5.4 Limitation on Number of Transfers of Restricted Securities. Notwithstanding any other provision of this Agreement, the number of Restricted Securities that may be resold or otherwise Transferred to the public or through any public securities trading market at any time may not exceed the volume limitations contained in SEC Rule 144. The number of Restricted Securities that may be sold pursuant to a registered offering under Article IV of this Agreement shall be determined among the Company, the applicable Restricted Stockholder and the applicable underwriters in accordance with Article IV.
5.5 Restrictions Related to NOL Plan and Section 382 Compliance. No Restricted Stockholder will Transfer any Beneficial Ownership in any Shares or Capital Stock to any Person who the Restricted Stockholder reasonably believes after due inquiry Beneficially Owns or as a result of such transaction would Beneficially Own 4.9% or more of the Company’s then outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible); provided, that the obligation of due inquiry set forth in this Section 5.5 shall not apply to any Proposed Public Transfer.
5.6 Permitted Transfers. Any permitted successor of any Restricted Stockholder, and any other permitted transferee of Restricted Securities pursuant to this Article V (other than transferees in Proposed Public Transfers), as a condition to such Transfer shall execute and become a party to this Agreement as an additional Restricted Stockholder, execute and deliver an Irrevocable Proxy with respect to the Restricted Securities Transferred to such permitted transferee or successor and hold the Restricted Securities subject to the terms and conditions of this Agreement as if the permitted successor or other transferee were a Restricted Stockholder; provided, however, that (i) any Proposed Private Transfer Qualified Transferee shall not be subject to the Company’s right of repurchase under Article VII nor required to execute the Irrevocable Proxy under Article VI; and (ii) any Transfer to a Permitted Immediate Family Member Transferee will not be subject to the Company’s right of first refusal under Section 5.3 and such Transfer shall not be deemed to trigger a Repurchase Option Event for purposes of Article VII. Upon request by Company, the parties to this Agreement shall enter into such amendment or modifications to this Agreement as the Company may deem necessary to facilitate the inclusion of additional Restricted Stockholders as parties to this Agreement. No further Transfer of Restricted Securities may be made without complying with the provisions of this Agreement.

5.7 Transfers Pursuant to Certain Events.
                        (a) Provided that the Company has not elected to exercise its right of first refusal under Section 5.3 with respect to Restricted Securities proposed to be Transferred in a Proposed Public Transfer after the Stock Restrictions Period has ended, the right of first refusal set forth in Section 5.3 shall terminate, and the provisions of Section 5.6 shall not apply, as to such Restricted Securities on the date such Restricted Securities are sold pursuant to such Proposed Public Transfer.
                        (b) The restrictions on Transfers contained in this Article V shall not prohibit any Transfers of Shares or Capital Stock by Restricted Stockholder to the acquirer in connection with any Change in Control of the Company that has been approved by the Board and such Transfer is made in accordance with the terms and conditions of the Board-approved transaction agreement that provides for the Transfer of shares of Capital Stock of the Company to the acquirer by all holders of the Company’s Capital Stock on the same basis.
5.8 Termination of Remaining Restrictions. Any and all remaining restrictions on Transfers set forth in this Article V that have not already terminated or expired according to any other more specific terms herein shall terminate on October 1, 2020, except that the provisions of Sections 5.1 and 5.5 shall remain in effect beyond such termination date for all proposed Transfers.
Article VI
Voting Proxy
6.1 Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, each Restricted Stockholder has executed and delivered an Irrevocable Proxy with respect to the Shares currently owned or to be acquired in the future upon conversion of other Restricted Securities. Notwithstanding the foregoing, any references to the Amended and Restated Stockholder Agreement set forth in any Irrevocable Proxy previously executed by any Restricted Stockholder shall be deemed to refer to this Agreement.
6.2 Termination of Irrevocable Proxy. The Irrevocable Proxy granted in Section 6.1 shall terminate upon the later of (i) the expiration of the Stock Restrictions Period; and (ii) such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible). In addition, if not sooner terminated pursuant to the preceding sentence, the irrevocable proxy granted under Section 6.1 shall terminate (i) as to Restricted Securities proposed to be Transferred in a Proposed Public Transfer on the date such Restricted Securities are sold pursuant to such Proposed Public Transfer; (ii) as to Restricted Securities proposed to be Transferred to a Proposed Private Transfer Qualified Transferee, on the date such Restricted Securities are transferred to such Proposed Private Transfer Qualified Transferee; and (iii) as to all Restricted Securities on October 1, 2020.
Article VII
Repurchase Option
7.1 Right to Repurchase. Effective immediately upon the occurrence of a Repurchase Option Event, Company shall have the right and option (but not the obligation) to purchase, all or part, of the Restricted Securities from any Restricted Stockholder that is the subject of the Repurchase Option Event (“Repurchase Option”). The purchase price for the Restricted Securities to be purchased under the Repurchase Option shall be the Fair Market Value determined as of the date of the occurrence of the applicable Repurchase Option Event.
7.2 Exercise of Repurchase Option. For ninety (90) days after the occurrence of a Repurchase Option Event (“Repurchase Option Exercise Period”), the Company shall have the right to exercise the Repurchase Option by giving to the applicable Restricted Stockholder written notice of such exercise, specifying the number of Restricted Securities to be repurchased by the Company and the aggregate purchase price thereof. Such notice shall be accompanied by the Company’s payment in immediately available funds. Notwithstanding the foregoing, the Repurchase Option Exercise Period shall be tolled until such time as the Restricted Stockholder that is the subject of the Repurchase Option Event provides notice of the occurrence of the Repurchase Option Event to the Company.

7.3 Termination of Repurchase Option. The Repurchase Option granted in this Article VII shall terminate upon the later of (i) the expiration of the Stock Restrictions Period; and (ii) such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible). In addition, the Repurchase Option granted under this Article VII shall terminate (i) as to Restricted Securities proposed to be Transferred in a Proposed Public Transfer on the date such Restricted Securities are sold pursuant to such Proposed Public Transfer; and (ii) as to Restricted Securities proposed to be Transferred to a Proposed Private Transfer Qualified Transferee, on the date such Restricted Securities are transferred to such Proposed Private Transfer Qualified Transferee.
Article VIII
Standstill
8.1 Agreement to Standstill.
                        (a) No Restricted Stockholder nor any Affiliate or Associate of any Restricted Stockholder will, without the prior written consent of the Company (i) acquire, offer to acquire, propose (whether publicly or otherwise) to acquire, announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any securities (or beneficial ownership thereof) or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; (ii) participate in (1) any tender or exchange offer, merger or other business combination involving the Company or any of its affiliates; (2) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its affiliates; or (3) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its affiliates; (iii) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company or any of its affiliates; (v) nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies of the Company; (vi) request that any part of this Section 8.1 be waived; (vii) participate in any special meeting or written consent of stockholders of the Company; (vii) request any list of stockholders of the Company; (viii) enter into any voting agreement with respect to the Company’s Common Stock or any other voting securities; (ix) initiate any stockholder proposals; (x) participate in any financing for the acquisition by any Person of securities or assets of the Company; (xi) seek to influence any person with respect to voting of any Company securities; (xii) seek any changes in composition of the Board or management; (xiii) take any actions that may impede the acquisition of control of the Company or any other Person; (xiv) cause the Common Stock to be eligible for termination of registration under Section 12 of the Exchange Act; (xv) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in clauses (i)-(xiv) above; or (xvi) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that clause (i) above shall not prohibit Ceiba and IDFC from purchasing the November 2016 Restricted Securities, or prohibit de Tezanos and Vargas from purchasing the September 2016 Restricted Securities, or prohibit William Ferriolo, Julio Gonzalez Arrivillaga, and Robert J. Mylod, Jr. from purchasing the January 2017 Restricted Securities, or prohibit any Restricted Stockholder from acquiring any of the Company-Granted Restricted Securities, in each case in accordance with this Agreement.
                        (b) Section 8.1 shall not be interpreted to preclude the Restricted Stockholder Directors, acting solely in their capacities as directors of the Company, from exercising their fiduciary duties in fulfilling their duties and responsibilities as members of the Board. The Restricted Stockholders and the Restricted Stockholder Directors acknowledge that the fiduciary duties of the Restricted Stockholder Directors are owed to the Company and all of its stockholders and not solely to the other Restricted Stockholders, and that conflicts or appearances of conflicts may arise, in which case they may be faced with a decision to abstain from participation in any matter that may result in a conflict or have the appearance of a conflict.

8.2 Expiration of Standstill. The standstill provisions of Section 8.1 shall terminate at such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible).
Article IX
Non-Competition and Other Restrictions
9.1 Non-Competition. Each Restricted Stockholder and each Designated Restricted Stockholder Affiliate covenants and agrees that, without the express written consent of the Company, it will not, nor will it cause or knowingly permit any of its Affiliates or Associates to, directly or indirectly engage in, invest in (either directly or indirectly, whether as an agent, stockholder, creditor, advisor, consultant or otherwise), operate or acquire any business in the world that competes with the Company Business. Notwithstanding the foregoing, each Restricted Stockholder, each Designated Restricted Stockholder and any of their respective Affiliates or Associates may (i) own, directly or indirectly, solely as an investment, securities of any corporation or other entity traded on any national securities exchange if neither Restricted Stockholder, any Designated Restricted Stockholder Affiliate nor any of their respective Affiliates or Associates do not, directly or indirectly, collectively own 5% or more of any class of securities of such corporation or other entity; or (ii) engage in, invest in or acquire any business that competes with the Company Business where (1) the adverse impact on the Company Business from such competing business is not material to the Company Business; or (2) the competing business is not the primary business of the third party company and the competing business is not the primary purpose for Restricted Stockholder, a Designated Restricted Stockholder Affiliate or any of their respective Affiliates or Associates engaging in, investing in or acquiring the third party.
9.2 Non-Interference. Without the prior written consent of Company, each Restricted Stockholder and each Designated Restricted Stockholder Affiliate will not, and will use commercially reasonable efforts to cause each of their respective Affiliates and Associates to not, directly or indirectly, cause, induce, influence, encourage or solicit any material business relationship or any other customer, vendor or supplier of Company to terminate or modify in any respect any such relationship with Company.
9.3 Non-Solicitation. Without the prior written consent of Company, each Restricted Stockholder and each Designated Restricted Stockholder Affiliate will not, and will use commercially reasonable efforts to cause each of their respective Affiliate and Associate to not, directly or indirectly, solicit for employment or hire or engage any employee or independent contractor of Company while such employee or independent contractor is employed or engaged by Company or any of its Affiliates or any employee or independent contractor who was employed or engaged by Company or any of its Affiliates within six (6) months prior to such time, or cause, induce, influence or encourage to terminate, reduce or modify any employee’s or independent contractor’s relationship with Company or any of its Affiliates while so employed or engaged. Notwithstanding the foregoing, neither Restricted Stockholder, Designated Restricted Stockholder Affiliate nor any of their respective Affiliates or Associates shall be deemed to have violated the covenants in this Section 9.3 (i) by publishing or running advertisements and general solicitations in or through any print, broadcast, internet, direct mail or other medium to generally solicit qualified job applicants to apply for employment opportunities within Restricted Stockholder, either Designated Restricted Stockholder Affiliate or any of their respective Affiliates or Associates and not specifically directed to any employee or independent contractor of Company or any of its Affiliates, (ii) hiring or engaging any employee or independent contractor of Company or any of its Affiliates who is terminated by Company or its Affiliates, provided that no breach of the foregoing provisions of this Section 9.3 has occurred with respect to such employee or independent contractor.

9.4 Restrictions Reasonable. The Parties acknowledge that the restrictions contained in this Article IX are reasonable and necessary to protect the legitimate interests of Company and constitute a material inducement to Company to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Article IX should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Article IX and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
9.5 Termination of Restrictions. The restrictions set forth in this Article IX shall terminate two (2) years after the later of (i) the expiration of the Stock Restrictions Period; (ii) such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible); and (iii) the date the Restricted Stockholders no longer have the right to designate a representative or representatives to sit on the Board pursuant to Section 2.1(b).
9.6 Several Liability. The liability of each Restricted Stockholder and each Designated Restricted Stockholder Affiliate for any breach of the provisions of this Article IX by one of them, but not the others, shall be limited solely to the breaching party, and not jointly with the non-breaching parties.
Article X
Confidentiality
10.1 Confidentiality Obligations. Unless otherwise agreed to in writing by Company, each Restricted Stockholder agrees (i) to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information (or the fact that Confidential Information has been made available to Restricted Stockholder or its Representatives) to any Person other than the Representatives of Restricted Stockholder who are performing services for Restricted Stockholder directly or indirectly related to the management of Restricted Stockholder’s investment in Company and who have the need to know the Confidential Information for such purpose and who are subject to confidentiality obligations consistent with the obligations set forth in this Article X; and (ii) not to use Confidential Information for any purpose other than in connection with the management of its investment in Company and more specifically not to use Confidential Information to compete with Company. Each Restricted Stockholder acknowledges that it is aware, and that it has advised or will advise any Person to whom or which Restricted Stockholder divulges, furnishes or otherwise discloses any of Confidential Information that, in general, the United States securities laws prohibit any person or entity who or which possesses material, non-public information regarding a publicly-held company such as Company from purchasing or selling securities of such company or from communicating the information to any person or entity. Each Restricted Stockholder will be responsible for any breach of the terms of this Article X by any Representative of Restricted Stockholder.
10.2 Limitation on Confidentiality Obligations. The confidentiality obligations set forth in Section 10.1 shall not apply to any Confidential Information held by any Restricted Stockholder that (i) is or becomes generally available to the public other than as a result of a disclosure by such Restricted Stockholder or any of its Representatives; (ii) was available to such Restricted Stockholder on a nonconfidential basis prior to its disclosure to such Restricted Stockholder by Company; (iii) becomes available to such Restricted Stockholder on a nonconfidential basis from a Person other than Company or its Representatives who is not known by such Restricted Stockholder to be otherwise bound by a confidentiality agreement with, or other obligation of confidentiality or duty to, Company or any of its Representatives; or (iv) is independently developed by such Restricted Stockholder without use of the Confidential Information.

10.3 Disclosure Required by Law. In the event any Restricted Stockholder is required by applicable Law or legal process (other than as a result of an affirmative action taken by such Restricted Stockholder or any of its Affiliates, Associates or Representatives that triggers the disclosure obligation) to disclose any Confidential Information, such Restricted Stockholder will provide Company with prompt notice of such requirement (to the extent permitted by such applicable Law or legal process) in order to enable Company to seek an appropriate protective order or other remedy, to consult with such Restricted Stockholder with respect to Company taking steps to resist or narrow the scope of such required disclosure, or to waive compliance, in whole or in part, with the terms of this Article X. In any event, such Restricted Stockholder will use such Restricted Stockholder’s best efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.
10.4 Termination of Restrictions. The restrictions set forth in this Article X shall terminate two (2) years after the later of (i) the expiration of the Stock Restrictions Period; (ii) such time as the Restricted Stockholders and all of their Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock (including any amount of Common Stock into which any Capital Stock Beneficially Owned could, under any circumstance, be convertible); and (iii) the date the Restricted Stockholders longer have the right to designate a representative or representatives to sit on the Board pursuant to Section 2.1(b).
Article XI
Consent and Agreement of AutoWeb Securityholders to Merger Agreement
11.1 Approval, Adoption and Consent to Merger Agreement. Each AutoWeb Securityholder has irrevocably approved, adopted, and consented to the Merger and the terms and provisions of the Merger Agreement in accordance with Section 251(c) of Delaware General Corporation Law.
11.2 Agreement to Merger Agreement Provisions. Each AutoWeb Securityholder hereby agrees to the provisions of the Merger Agreement in all respects and to be bound thereby, including, without limitation, (a) the obligations of the AutoWeb Securityholders to submit to cancellation of shares if required under Section 2.13 of the Merger Agreement (Post-Closing Adjustment of Merger Consideration) and (b) the obligations of the AutoWeb Securityholders to indemnify the Company and certain other Persons as specified in Article V of the Merger Agreement. Each AutoWeb Securityholder further agrees (x) to be bound by the provisions of any ancillary agreement to the Merger Agreement or other related agreement as applicable to such AutoWeb Securityholder and (y) to be bound by any properly executed amendment, extension or waiver to the Merger Agreement.
11.3 Appointment of Stockholder Representative. Subject to the terms and conditions of the Merger Agreement, each AutoWeb Securityholder hereby (a) irrevocably appoints and constitutes the Stockholder Representative (and any successor Stockholder Representative appointed in accordance with the terms of the Merger Agreement) as its agent, proxy and attorney-in-fact to the full extent specified in Section 2.14 of the Merger Agreement, including specifically the authorization to act on behalf of the AutoWeb Securityholders in any other respect as set forth in Sections 2.13, 2.14, 5.1, 5.4 and 6.2 of the Merger Agreement, including without limitation representing the AutoWeb Securityholders with respect to indemnification claims under the Merger Agreement, (b) agrees to be bound by all decisions and actions taken by the Stockholder Representative in accordance with the Merger Agreement and the ancillary agreements to the Merger Agreement, (c) adopts, ratifies, confirms and approves in all respects all such decisions and actions taken prior to the date hereof and (d) acknowledges and agrees to the limitations on the Stockholder Representative’s liability and duties and the Stockholder Representative’s right to indemnification set forth in Section 2.14 of the Merger Agreement. The AutoWeb Securityholders, by approving the Merger Agreement, further agree that such agency, proxy and attorney-in-fact are coupled with an interest, are therefore irrevocable, except as provided in Section 2.14(c) of the Merger Agreement, and shall be binding upon the successors, heirs, executors, administers and legal representatives of each AutoWeb Securityholder and shall not be affected by, and shall survive, the death, incapacity, bankruptcy, dissolution or liquidation of any AutoWeb Securityholder.

11.4 Waiver of Appraisal Rights; Notice. Each AutoWeb Securityholder hereby irrevocably (a) waives any and all right of appraisal, any dissenters rights and any similar rights relating to the Merger that such AutoWeb Securityholder may have by virtue of, or with respect to, any shares of capital stock of the AutoWeb owned by such AutoWeb Securityholder (including those rights pursuant to Section 262 of the Delaware General Corporation Law), (b) withdraws all written objections to the Merger and demands for appraisal, if any, with respect to the shares of capital stock of AutoWeb owned by such AutoWeb Securityholder, to the full extent permitted by law and (c) waives the requirement for any advance notice of the record date for any provision under this Article XI and any advance notice that may be required in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby under AutoWeb’s certificate of incorporation, bylaws, applicable law or otherwise.
11.5 Irrevocability. Each AutoWeb Securityholder hereby agrees that the provisions of this Article XI are irrevocable until the termination of the Merger Agreement in accordance with its terms.
Article XII
General Provisions
12.1 Entire Agreement. This Agreement (including any Exhibits attached hereto, each of which is incorporated herein by reference) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement amends, restates and replaces the Third Amended and Restated Stockholder Agreement dated November 30, 2016.
12.2 Amendments and Waivers. This Agreement may be amended, modified, superseded, or cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.
12.3 Assignment. Neither party may assign or otherwise transfer or delegate this Agreement or any of a party’s rights, duties or obligations under this Agreement to another person or entity without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned or transferred by a party to any person or entity that succeeds the party by operation of law or that controls, is controlled by or is under common control of the party without the consent of the other party; provided, that in the case of any Restricted Stockholder, such Restricted Stockholder has complied with the restrictions on Transfer set forth in this Agreement that are applicable to any such Transfer. Nothing herein will prohibit or restrict a Change in Control of any party or any party controlling, controlled by or under common control with such party or require the consent of any other party to any assignment or transfer of this Agreement in connection with any Change in Control; provided, that in the case of any Restricted Stockholder, such Restricted Stockholder has complied with the restrictions on Transfer set forth in this Agreement that are applicable to any such Transfer. This Agreement will be binding on and inure to the benefit of each party hereto and to each party’s respective permitted successors and assigns.

12.4 Notices. Any notice required or permitted under this Agreement will be considered to be effective in the case of (i) certified U.S. mail, when sent postage prepaid and addressed to the party for whom it is intended at its address of record, three (3) days after deposit in the U.S. mail; (ii) by courier or messenger service, upon receipt by recipient as indicated on the courier’s receipt; or (iii) upon receipt of an Electronic Transmission by the party that is the intended recipient of the Electronic Transmission. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a) if to the Company, to:

Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400
Attention: Glenn E. Fuller
Executive Vice President, Chief Legal and
Administrative Officer and Secretary
Facsimile: (949) 862-1323
Email: glennf@autobytel.com
with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
Attention: Jonathan K. Layne
Facsimile: (310) 552-7053
E-mail: jlayne@gibsondunn.com

(b) if to Restricted Stockholder(s) or Designated Restricted Stockholder Affiliates, to:

c/o Stockholder Representative
3250 NE 1st Avenue, Suite 915
Miami, FL 33137
Attention: José Vargas
Facsimile: (305) 400-0817
E-mail: jose@peoplefund.com.com
with a copy (which shall not constitute notice) to:
TangoLaw LLC
7616 116th Avenue NE
Seattle, WA 98033
Attention: Douglas Choi, Esq.
E-mail: doug@tangolaw.com
12.5 Choice of Law. This Agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement will be governed by, enforced under and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state.

12.6 Dispute Resolution.
                            (a) The parties consent to and agree that any dispute or claim arising hereunder shall be submitted to binding arbitration in New Castle County, Delaware, and conducted in accordance with the Judicial Arbitration and Mediation Service (“JAMS”) rules of practice then in effect or such other procedures as the parties may agree in writing, and the parties expressly waive any right they may otherwise have to cause any such action or preceding to be brought or tried elsewhere. The parties hereunder further agree that (i) any request for arbitration shall be made in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen; provided however, that in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statute(s) of limitations; (ii) the appointed arbitrator must be a former or retired judge or an attorney at law with at least ten (10) years’ experience in corporate law matters; (iii) costs and fees of the arbitrator shall be borne by both parties equally, unless the arbitrator or arbitrators determine otherwise; (iv) depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings; and (v) the award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on such award in accordance with applicable law in any court having jurisdiction over the matter.
                            (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
                            (c) The parties acknowledge and agree that money damages may not be a sufficient remedy for a breach of certain provisions of the Agreement, and accordingly, a non-breaching party may be entitled to specific performance and injunctive relief as remedies for such violation. Accordingly, notwithstanding the other provisions of this Section 11.6, the parties agree that a non-breaching party may seek relief in the federal and state courts of the State of Delaware located in New Castle County for the purposes of seeking equitable relief hereunder, and that such remedies shall not be deemed to be exclusive remedies for a violation of the terms of the Agreement but shall be in addition to all other remedies available to the non-breaching party at law or in equity.
                            (d) In any action, arbitration, or other proceeding by which one party either seeks to enforce its rights under the Agreement, or seeks a declaration of any rights or obligations under the Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, and subject to Section 11.6(a), reasonable costs and expenses incurred to resolve such dispute and to enforce any final judgment.
                            (e) No remedy conferred on either party by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of one or more remedies by a party will not constitute a waiver of the right to pursue other available remedies.
12.7 Severability. Each term, covenant, condition, or provision of this Agreement will be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision will be deemed to be invalid or unenforceable, the arbitrator or court finding such invalidity or unenforceability will modify or reform this Agreement to give as much effect as possible to the terms and provisions of this Agreement. Any term or provision which cannot be so modified or reformed will be deleted and the remaining terms and provisions will continue in full force and effect.
12.8 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

12.9 Further Assurances. Each party agrees to execute and deliver any and all further documents, and to perform such other acts, as may be reasonably necessary or expedient to carry out and make effective this Agreement.
12.10 Interpretation. Every provision of this Agreement is the result of full negotiations between the Parties, both of whom have either been represented by counsel throughout or otherwise been given an opportunity to seek the aid of counsel. Each Party hereto further agrees and acknowledges that it is sophisticated in legal affairs and has reviewed this Agreement in detail. Accordingly, no provision of this Agreement shall be construed in favor of or against any Party hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof. Captions and headings of sections contained in this Agreement are for convenience only and shall not control the meaning, effect, or construction of this Agreement. Time periods used in this Agreement shall mean calendar periods (i.e., days, months, and years) in the State of California, USA unless otherwise expressly indicated. All references to fees, expenses, costs and payments thereof are U.S. Dollars. The English language shall apply to any interpretation of this Agreement.
12.11 Counterparts; Facsimile or PDF Signature. This Agreement may be executed in counterparts, each of which will be deemed an original hereof and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or PDF signature by either party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
[Remainder of Page Intentionally Left Blank; Signature Page and Exhibits Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company Autobytel Inc.
By:	/s/Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal and Administrative Officer and Secretary

Restricted Stockholders Auto Holdings Ltd., a British Virgin Islands business company
By:	/s/Matías de Tezanos
Name: Matías de Tezanos,
Title: Co-Managing Director and President

By:	/s/ José Vargas
Name: José Vargas,
Title: Co-Managing Director and Secretary

Ceiba International Corp., a Panama business company
By:	/s/ Peter Klose
Name: Peter Klose
Title: Managing Director

Picua Limited, a British Virgin Islands business company
By:	/s/ Manuel Ayau
Name: Manuel Ayau
Title: Director

Jeffery H. Boyd, an individual
/s/ Jeffery H. Boyd
Jeffery H. Boyd

Robert J. Mylod, Jr., an individual
/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.

Galeb3 Inc, a Florida corporation
By:	/s/ José Vargas
Name: José Vargas
Title: President

Manatee Ventures Inc., a British Virgin Islands business company
By:	/s/ Matías de Tezanos
Name: Matías de Tezanos
Title: Director

Julio Gonzalez Arrivillaga, an individual
/s/ Julio Gonzalez Arrivillaga
Julio Gonzalez Arrivillaga

William Ferriolo, an individual
/s/ William Ferriolo
William Ferriolo

José Vargas, an individual
/s/ José Vargas
José Vargas

Matías de Tezanos, an individual
/s/ Matías de Tezanos
Matías de Tezanos

Del Saler Inc., a British Virgin Islands business company
By:	/s/ Julio Gonzalez Arrivillaga
Name: Julio Gonzalez Arrivillaga
Title: Director

PF Holding, Inc., a British Virgin Islands business company
By:	/s/ Julio Gonzalez Arrivillaga
Name: Julio Gonzalez Arrivillaga
Title: Director

People F, Inc., a British Virgin Islands business company
By:	/s/ Matías de Tezanos
Name: Matías de Tezanos
Title: Director

Investment and Development Finance Corp., a Panama business company
By:	/s/ Peter Klose
Name: Peter Klose
Title: Attorney

Designated Restricted Stockholder Affiliates Matías de Tezanos José Vargas
/s/ Matías de Tezanos
Matías de Tezanos

/s/ José Vargas José Vargas

Exhibit A
Irrevocable Proxy
The undersigned stockholder (“Restricted Stockholder”) of Autobytel Inc., a Delaware corporation (“Company”), hereby irrevocably appoints and constitutes the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer (collectively, the “Proxyholders”), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all Shares (as defined in that certain Fourth Amended and Restated Stockholder Agreement dated as of March 1, 2017 by and between Company and Restricted Stockholder (“Stockholder Agreement”)) beneficially owned by Restricted Stockholder (including any Shares acquired by Restricted Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Shares as follows:
The Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Company’s Board of Directors.
The proxy granted by Restricted Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Restricted Stockholder set forth in Section 6.1 of the Stockholder Agreement and, as such, is coupled with an interest and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.
This proxy shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned and shall terminate as provided in Section 6.2 of the Stockholder Agreement in accordance with its terms.
Upon the execution and delivery hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked, and until such time as this proxy shall be terminated in accordance with its terms, Restricted Stockholder shall not purport to grant any other proxy or power of attorney with respect to any Shares, deposit any of Shares into a voting trust or enter into any agreement, arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any Shares.
Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: ____________________, 2017

Restricted Stockholder

___________________________, a _______________________

By:   ___________________________

        Name:______________________

        Title: ______________________